                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-3 of our report dated January 21, 1999 which appears in Atmel Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999 relating to the financial statement schedule which appears in such Annual Report on Form 10-K/A as filed on July 21, 1999.

                                                  /s/ PricewaterhouseCoopers LLP

San Jose, California
December 14, 1999